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                                   EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT
                              AS OF APRIL 25, 2001


                        STATE OR COUNTRY OF INCORPORATION
                                 OR ORGANIZATION
          -------------------------------------------------------------

     BankNet Kft., .............................    Republic of Hungary

     LM Magyarorszag Kft.,......................    Republic of Hungary

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